Exhibit 99.1

July 24, 2024

Press Release

Source:	Farmers National Banc Corp. Kevin J. Helmick, President and CEO 20 South Broad Street, P.O. Box 555 Canfield, OH 44406 330.533.3341 Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS

EARNINGS FOR SECOND QUARTER OF 2024

•	Earnings per diluted share of $0.31 ($0.33 excluding certain items, non-GAAP) for the second quarter of 2024

•	166 consecutive quarters of profitability

•	Sequential net interest margin stabilization and expansion

•	Loan growth of $56.1 million, or 7.0% annualized, for the second quarter of 2024

•	Strong asset quality as non-performing loans to total loans were 0.40% at June 30, 2024

CANFIELD, Ohio (July 24, 2024) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today announced net income of $11.8 million, or $0.31 per diluted share, for the three months ended June 30, 2024, compared to $15.0 million, or $0.40 per diluted share, for the three months ended June 30, 2023. Net income for the second quarter of 2024 included pretax items of $515,000 for the loss on the sale of investment securities and write downs on certain other assets held for sale. Excluding these items (non-GAAP), net income for the second quarter of 2024 was $12.2 million, or $0.33 per diluted share.

Kevin J. Helmick, President and CEO, stated “Our second quarter financial results are encouraging as we experienced strong loan growth along with sequential improvement in net interest income. We are pleased that asset quality also continues to be a source of strength. Over the near term, we remain focused on supporting the financial needs of our communities, while ensuring the Company is well positioned to create long-term value for our shareholders.”

Balance Sheet

Total assets were $5.16 billion at June 30, 2024, up from $5.08 billion at March 31, 2024, and $5.08 billion at December 31, 2023. Loans increased to $3.24 billion at June 30, 2024 compared to $3.18 billion at March 31, 2024 and $3.20 billion at December 31, 2023. While loan growth accelerated sharply in the second quarter of 2024, the Company still anticipates total loan growth of approximately 1.5% - 2% in 2024, reflecting the challenging economic and interest rate environment, as well as the Company’s focus on maintaining excellent asset quality.

The Company had securities available for sale of $1.25 billion at June 30, 2024, compared to $1.27 billion at March 31, 2024, and $1.30 billion at December 31, 2023. Gross unrealized losses on the portfolio totaled $242.3 million at June 30, 2024, an increase from $234.2 million at March 31, 2024, and $217.1 million at December 31, 2023. The Company expects bond market volatility to continue in 2024 and anticipates that it will continue to reduce the size of the securities portfolio via runoff to optimize profitability and enhance liquidity.

Total deposits increased to $4.21 billion at June 30, 2024, up slightly from $4.20 billion at March 31, 2024, and $4.18 billion at December 31, 2023. Noninterest bearing deposits declined to $968.7 million at June 30, 2024, from $977.5 million at March 31, 2024, and $1.03 billion at December 31, 2023 even as growth in interest bearing deposits offset this decline. Customers continue to seek higher rates on their deposit balances but the pace of activity continues to slow.

Total stockholders’ equity was $396.7 million at June 30, 2024, compared to $397.0 million at March 31, 2024, and $404.4 million at December 31, 2023. The decline since December has been driven by an increase in the unrealized losses on investment securities offset by earnings net of dividend payments to shareholders.

Credit Quality

The Company’s non-performing loans increased slightly to $12.9 million at June 30, 20024, compared to $12.0 million at March 31, 2024, but were down from $15.1 million at December 31, 2023. Non-performing loans to total loans were 0.40% at June 30, 2024, 0.38% at March 31, 2024, and 0.47% at December 31, 2023. Non-performing assets to total assets were 0.25% at June 30, 2024, 0.24% at March 31, 2024, and 0.30% at December 31, 2023. The Company’s loans which were 30-89 days delinquent were $18.5 million at June 30, 2024, or 0.57% of total loans, compared to $16.7 million, or 0.52% of total loans, at December 31, 2023.

The provision for credit losses and unfunded commitments totaled $1.1 million for the three months ended June 30, 2024, compared to $25,000 for the three months ended June 30, 2023. The increased provision for credit losses was primarily due to loan growth of $56.1 million in the second quarter of 2024 compared to loan shrinkage of $2.9 million in the second quarter of 2023. Annualized net charge-offs as a percentage of average loans were 0.07% for the second quarter of 2024, compared to 0.10% for the second quarter of 2023. The allowance for credit losses to total loans was 1.05% at June 30, 2024, compared to 1.04% at March 31, 2024 and 1.08% at December 31, 2023.

Net Interest Income

Net interest income for the second quarter of 2024 was $32.1 million compared to $34.6 million in the second quarter of 2023. Average interest earning assets are down $5.4 million when comparing the second quarter of 2024 to the second quarter of 2023. The net interest margin has declined from 2.92% for the second quarter of 2023 to 2.71% for the second quarter of 2024. This decline in net interest margin was due to increased funding costs outstripping the increase in yields on earning assets. The increase in funding costs has been due to the rapid increase in deposit rates due to intense competition for deposits, the Federal Reserve’s rate hiking cycle, and runoff of deposit balances which are being replaced with more costly wholesale funding. Excluding acquisition marks and PPP interest, non-GAAP, the Company’s net interest margin was 2.51% in the second quarter of 2024 compared to 2.68% in the second quarter of 2023.

Noninterest Income

The Company recorded noninterest income of $9.6 million for the second quarter of 2024 compared to $9.4 million for the second quarter of 2023. This increase is due to increases in several categories of noninterest income offset by declines in other noninterest income and losses on the sale of securities.

Service charges on deposit accounts were $1.8 million for the second quarter of 2024 compared to $1.5 million for the same period in 2023. The Company undertook a review of all service charges in late 2023 and early 2024 and implemented fee increases across deposit product lines in the second quarter. Bank owned life insurance income increased from $584,000 in the second quarter of 2023 to $652,000 in the second quarter of 2024 as crediting rates on the insurance policies continue to increase. Trust fees increased to $2.6 million in the second quarter of 2024 from $2.2 million in the second quarter of 2023 due to continued strong growth in this line of business. Losses on the sale of securities totaled $124,000 in the second quarter of 2024 compared to gains on the sale of securities of $13,000 during the second quarter of 2023. Other noninterest income declined from $463,000 in the second quarter of 2023 to $162,000 in the second quarter of 2024. The Company recorded write downs totaling $391,000 on other assets held for sale during the second quarter of 2024. No write downs occurred in the second quarter of 2023.

Noninterest Expense

The Company’s noninterest expense totaled $26.4 million for the three months ended June 30, 2024 compared to $26.4 million for the three months ended June 30, 2023. The second quarter of 2023 included $442,000 of merger related charges. There were no merger related expenses during the second quarter of 2024. Salaries and employee benefits were $14.6 million in the second quarter of 2024 compared to $13.6 million in the second quarter of 2023. The increase was primarily driven by higher salaries associated with employee raises along with higher health care expenses. FDIC and state and local taxes decreased by $309,000 to $1.2 million for the first three months of 2024 compared to $1.5 million for the first three months of 2023 due to lower FDIC premiums. Intangible amortization declined to $630,000 in the second quarter of 2024 from $1.2 million for the second quarter of 2023. This decrease was driven by accelerated amortization that occurred in the second quarter of 2023 that did not reoccur in 2024 and amortization from a prior acquisition running off. Other noninterest expense increased $545,000 in the second quarter of 2024 compared to the second quarter of 2023. Timing surrounding postage expense and ATM/debit card charges drove much of this increase.

Liquidity

The Company’s loan to deposit ratio was 77.0% at June 30, 2024 while the Company’s average deposit balance per account (excluding collateralized deposits) was $22,375 for the same period. At June 30, 2024, the Company had access to an additional $679.7 million of FHLB borrowing capacity, along with $238.1 million in available for sale securities that are not pledged.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $5.2 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 62 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver, Butler, Allegheny, Jefferson, Clarion, Venango, Clearfield, Mercer, Elk and Crawford Counties in Pennsylvania, and Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets. Total wealth management assets under care at June 30, 2024 are $3.7 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and certain items, return on average assets excluding merger costs and certain items, return on average equity excluding merger costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees and efficiency ratio less certain items, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, and possibility of a recession; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,	Percent
	2024	2024	2023	2023	2023	2024	2023	Change
Total interest income	$56,846	$55,054	$55,069	$54,229	$52,804	$111,900	$104,037	7.6%
Total interest expense	24,780	23,367	22,239	20,461	18,226	48,147	32,849	46.6%

Net interest income	32,066	31,687	32,830	33,768	34,578	63,753	71,188	-10.4%
Provision (credit) for credit losses	1,112	(449)	286	243	25	663	8,624	-92.3%
Noninterest income	9,606	8,357	12,156	9,831	9,449	17,963	19,874	-9.6%
Acquisition related costs	0	0	452	268	442	0	4,755	-100.0%
Other expense	26,403	27,039	26,520	27,448	25,944	53,442	52,353	2.1%

Income before income taxes	14,157	13,454	17,728	15,640	17,616	27,611	25,330	9.0%
Income taxes	2,374	2,214	3,151	2,326	2,650	4,588	3,289	39.5%

Net income	$11,783	$11,240	$14,577	$13,314	$14,966	$23,023	$22,041	4.5%

Average diluted shares outstanding	37,487	37,479	37,426	37,379	37,320	37,480	37,624
Basic earnings per share	0.32	0.30	0.39	0.36	0.40	0.62	0.59
Diluted earnings per share	0.31	0.30	0.39	0.36	0.40	0.61	0.59
Cash dividends per share	0.17	0.17	0.17	0.17	0.17	0.34	0.34
Performance Ratios
Net Interest Margin (Annualized)	2.71%	2.70%	2.78%	2.86%	2.92%	2.70%	3.00%
Efficiency Ratio (Tax equivalent basis)	60.80%	61.54%	57.84%	60.11%	56.28%	61.17%	59.50%
Return on Average Assets (Annualized)	0.93%	0.90%	1.17%	1.06%	1.18%	0.91%	0.87%
Return on Average Equity (Annualized)	12.15%	11.47%	17.98%	14.49%	16.12%	11.76%	11.94%
Dividends to Net Income	54.04%	56.65%	43.68%	47.82%	42.54%	55.61%	58.09%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	0.97%	0.93%	1.22%	1.09%	1.23%	0.95%	0.90%
Return on Average Tangible Equity	23.74%	21.88%	43.77%	30.29%	33.55%	22.79%	25.05%

Consolidated Statements of Financial Condition

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2024	2024	2023	2023	2023
Assets
Cash and cash equivalents	$180,987	$148,630	$103,658	$93,923	$116,063
Debt securities available for sale	1,246,730	1,270,149	1,299,701	1,210,736	1,316,878
Other investments	37,594	34,619	35,311	35,342	44,975
Loans held for sale	2,577	1,854	3,711	1,910	2,197
Loans	3,237,369	3,181,318	3,198,127	3,168,554	3,155,200
Less allowance for credit losses	33,991	33,159	34,440	34,753	34,957

Net Loans	3,203,378	3,148,159	3,163,687	3,133,801	3,120,243

Other assets	485,587	476,599	472,282	495,451	473,098

Total Assets	$5,156,853	$5,080,010	$5,078,350	$4,971,163	$5,073,454

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$968,693	$977,475	$1,026,630	$1,039,524	$1,084,232
Interest-bearing	3,237,142	3,220,650	3,150,756	3,217,869	3,165,381
Brokered time deposits	0	0	0	254,257	21,135

Total deposits	4,205,835	4,198,125	4,177,386	4,511,650	4,270,748
Other interest-bearing liabilities	494,890	433,777	443,663	88,550	388,437
Other liabilities	59,434	51,082	52,886	54,981	47,278

Total liabilities	4,760,159	4,682,984	4,673,935	4,655,181	4,706,463
Stockholders’ Equity	396,694	397,026	404,415	315,982	366,991

Total Liabilities and Stockholders’ Equity	$5,156,853	$5,080,010	$5,078,350	$4,971,163	$5,073,454

Period-end shares outstanding	37,575	37,546	37,503	37,489	37,457
Book value per share	$10.56	$10.57	$10.78	$8.43	$9.80
Tangible book value per share (Non-GAAP)*	5.53	5.52	5.71	3.33	4.67

*	Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
Capital and Liquidity	2024	2024	2023	2023	2023	2024	2023
Common Equity Tier 1 Capital Ratio (a)	10.95%	10.88%	10.61%	10.37%	10.25%
Total Risk Based Capital Ratio (a)	14.39%	14.38%	14.06%	13.83%	13.76%
Tier 1 Risk Based Capital Ratio (a)	11.44%	11.37%	11.10%	10.86%	10.74%
Tier 1 Leverage Ratio (a)	8.26%	8.19%	8.02%	7.84%	7.68%
Equity to Asset Ratio	7.69%	7.82%	7.96%	6.36%	7.23%
Tangible Common Equity Ratio (b)	4.18%	4.24%	4.38%	2.61%	3.58%
Net Loans to Assets	62.12%	61.97%	62.30%	63.04%	61.50%
Loans to Deposits	76.97%	75.78%	76.56%	70.23%	73.88%
Asset Quality
Non-performing loans	$12,870	$11,951	$15,063	$18,368	$17,956
Non-performing assets	12,975	12,215	15,321	18,522	18,167
Loans 30 - 89 days delinquent	18,546	14,069	16,705	13,314	12,321
Charged-off loans	661	1,282	972	525	971	1,943	1,440
Recoveries	98	271	172	139	172	369	370
Net Charge-offs	563	1,011	800	386	799	1,574	1,070
Annualized Net Charge-offs to Average Net Loans	0.07%	0.13%	0.10%	0.05%	0.10%	0.10%	0.07%
Allowance for Credit Losses to Total Loans	1.05%	1.04%	1.08%	1.10%	1.11%
Non-performing Loans to Total Loans	0.40%	0.38%	0.47%	0.58%	0.57%
Loans 30 - 89 Days Delinquent to Total Loans	0.57%	0.44%	0.52%	0.42%	0.39%
Allowance to Non-performing Loans	264.11%	277.46%	228.64%	189.20%	194.68%
Non-performing Assets to Total Assets	0.25%	0.24%	0.30%	0.37%	0.36%

(a)	June 30, 2024 ratio is estimated
(b)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
End of Period Loan Balances	2024	2024	2023	2023	2023
Commercial real estate	$1,348,675	$1,339,372	$1,335,806	$1,295,847	$1,284,974
Commercial	343,694	335,747	346,354	357,691	362,664
Residential real estate	849,561	836,252	843,697	842,729	849,533
HELOC	151,511	143,696	142,441	140,772	138,535
Consumer	268,606	256,846	259,784	261,136	260,326
Agricultural loans	265,035	260,425	261,288	261,738	250,807

Total, excluding net deferred loan costs	$3,227,082	$3,172,338	$3,189,370	$3,159,913	$3,146,839

	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
End of Period Customer Deposit Balances	2024	2024	2023	2023	2023
Noninterest-bearing demand	$968,693	$977,474	$1,026,630	$1,039,524	$1,084,232
Interest-bearing demand	1,380,266	1,381,383	1,362,609	1,426,349	1,383,326
Money market	677,058	646,308	593,975	588,043	610,051
Savings	433,166	452,949	468,890	488,991	511,642
Certificate of deposit	746,652	740,011	725,282	714,486	660,362

Total customer deposits	$4,205,835	$4,198,125	$4,177,386	$4,257,393	$4,249,613

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
Noninterest Income	2024	2024	2023	2023	2023	2024	2023
Service charges on deposit accounts	$1,846	$1,583	$1,677	$1,712	$1,501	$3,429	$2,933
Bank owned life insurance income, including death benefits	652	707	617	694	584	1,359	1,131
Trust fees	2,638	2,793	2,656	2,617	2,248	5,431	4,835
Insurance agency commissions	1,255	1,528	1,540	1,116	1,332	2,783	2,788
Security gains (losses), including fair value changes for equity securities	(124)	(2,120)	19	(624)	13	(2,244)	134
Retirement plan consulting fees	330	334	357	360	382	664	689
Investment commissions	478	432	589	520	476	910	869
Net gains on sale of loans	417	297	1,280	395	406	714	716
Other mortgage banking fee income (loss), net	192	125	139	185	234	317	387
Debit card and EFT fees	1,760	1,567	1,697	1,763	1,810	3,327	3,599
Other noninterest income	162	1,111	1,585	1,093	463	1,273	1,793

Total Noninterest Income	$9,606	$8,357	$12,156	$9,831	$9,449	$17,963	$19,874

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
Noninterest Expense	2024	2024	2023	2023	2023	2024	2023
Salaries and employee benefits	$14,558	$15,069	$14,871	$14,233	$13,625	$29,627	$28,270
Occupancy and equipment	3,815	3,730	3,896	3,810	3,859	7,545	7,728
FDIC insurance and state and local taxes	1,185	1,345	1,484	1,648	1,494	2,530	2,716
Professional fees	1,194	1,254	1,004	1,043	1,190	2,448	2,304
Merger related costs	0	0	452	268	442	0	4,755
Advertising	445	431	414	492	478	876	887
Intangible amortization	630	688	578	725	1,222	1,318	2,131
Core processing charges	1,099	1,135	1,057	1,274	1,144	2,234	2,308
Other noninterest expenses	3,477	3,387	3,216	4,223	2,932	6,864	6,009

Total Noninterest Expense	$26,403	$27,039	$26,972	$27,716	$26,386	$53,442	$57,108

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	June 30, 2024			June 30, 2023
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,215,141	$46,590	5.80%	$3,144,461	$42,422	5.40%
Taxable securities	1,118,598	6,813	2.44	1,157,284	6,654	2.30
Tax-exempt securities (2)	379,761	2,973	3.13	415,003	3,278	3.16
Other investments	33,441	322	3.85	41,361	594	5.74
Federal funds sold and other	78,591	743	3.78	72,801	551	3.03

Total earning assets	4,825,532	57,441	4.76	4,830,910	53,499	4.43
Nonearning assets	218,984			225,131

Total assets	$5,044,516			$5,056,041

INTEREST-BEARING LIABILITIES
Time deposits	$744,422	$7,233	3.89%	$646,782	$4,525	2.80%
Brokered time deposits	0	0	0.00	59,402	686	4.62
Savings deposits	1,102,443	4,117	1.49	1,133,371	2,402	0.85
Demand deposits - interest bearing	1,391,767	8,810	2.53	1,428,409	6,878	1.93

Total interest-bearing deposits	3,238,632	20,160	2.49	3,267,964	14,491	1.77
Short term borrowings	299,543	3,585	4.79	213,549	2,727	5.11
Long term borrowings	88,834	1,035	4.66	88,382	1,008	4.56

Total borrowed funds	388,377	4,620	4.76	301,931	3,735	4.95

Total interest-bearing liabilities	3,627,009	24,780	2.73	3,569,895	18,226	2.04
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	972,290			1,067,605
Other liabilities	57,336			47,120
Stockholders’ equity	387,881			371,421

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,044,516			$5,056,041

Net interest income and interest rate spread		$32,661	2.03%		$35,273	2.39%

Net interest margin			2.71%			2.92%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2024, adjustments of $77 thousand and $518 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2023, adjustments of $91 thousand and $604 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	Six Months Ended			Six Months Ended
	June 30, 2024			June 30, 2023
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,198,239	$91,686	5.73%	$3,140,500	$83,365	5.31%
Taxable securities	1,109,972	13,227	2.38	1,164,400	13,204	2.27
Tax-exempt securities (2)	393,918	6,182	3.14	426,743	6,797	3.19
Other investments	33,924	684	4.03	38,976	970	4.98
Federal funds sold and other	75,174	1,369	3.64	77,870	1,161	2.98

Total earning assets	4,811,227	113,148	4.70	4,848,489	105,497	4.35
Nonearning assets	223,014			221,955

Total assets	$5,034,241			$5,070,444

INTEREST-BEARING LIABILITIES
Time deposits	$738,159	$14,281	3.87%	$618,637	$7,864	2.54%
Brokered time deposits	0	0	0.00	144,747	3,007	4.15
Savings deposits	1,093,511	7,716	1.41	1,143,539	4,356	0.76
Demand deposits - interest bearing	1,371,058	16,553	2.41	1,423,211	11,971	1.68

Total interest-bearing deposits	3,202,728	38,550	2.41	3,330,134	27,198	1.63
Short term borrowings	312,167	7,524	4.82	147,436	3,648	4.95
Long term borrowings	88,778	2,073	4.67	88,326	2,003	4.54

Total borrowed funds	400,945	9,597	4.79	235,762	5,651	4.79

Total interest-bearing liabilities	3,603,673	48,147	2.67	3,565,896	32,849	1.84
NONINTEREST-BEARING LIABILITIES
AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	$983,728			$1,087,403
Other liabilities	55,125			47,996
Stockholders’ equity	391,715			369,149

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,034,241			$5,070,444

Net interest income and interest rate spread		$65,001	2.03%		$72,648	2.51%

Net interest margin			2.70%			3.00%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2024, adjustments of $156 thousand and $1.1 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2023, adjustments of $178 thousand and $1.3 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
Total Assets	$5,156,853	$5,080,010	$5,078,350	$4,971,163	$5,073,454	$5,156,853	$5,073,454
Less Goodwill and other intangibles	188,970	189,599	190,288	191,326	192,052	188,970	192,052

Tangible Assets	$4,967,883	$4,890,411	$4,888,062	$4,779,837	$4,881,402	$4,967,883	$4,881,402

Average Assets	5,044,516	5,023,966	4,980,314	5,058,969	5,070,444	5,034,241	5,070,444
Less average Goodwill and other intangibles	189,382	190,040	191,108	191,804	192,972	189,712	193,169

Average Tangible Assets	$4,855,134	$4,833,926	$4,789,206	$4,867,165	$4,877,472	$4,844,529	$4,877,275

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
Stockholders’ Equity	$396,694	$397,026	$404,415	$315,982	$366,991	$396,694	$366,991
Less Goodwill and other intangibles	188,970	189,599	190,288	191,326	192,052	188,970	192,052

Tangible Common Equity	$207,724	$207,427	$214,127	$124,656	$174,939	$207,724	$174,939

Average Stockholders’ Equity	387,881	395,549	324,332	367,600	371,421	391,715	369,149
Less average Goodwill and other intangibles	189,382	190,040	191,108	191,804	192,972	189,712	193,169

Average Tangible Common Equity	$198,499	$205,509	$133,224	$175,796	$178,449	$202,003	$175,980

Reconciliation of Net Income, Less Merger and Certain Items

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
Net income	$11,783	$11,240	$14,577	$13,314	$14,966	$23,023	$22,041
Acquisition related costs - after tax	0	0	358	234	354	0	3,803
Acquisition related provision - after tax	0	0	0	0	0	0	6,077
Employee severence - after tax	0	0	798	0	0	0	0
Lawsuit settlement expense - after tax	0	0	0	620	0	0	0
Net (gain) on loan sale - after tax	0	0	(723)	0	0	0	0
Net loss (gain) on asset/security sales - after tax	407	1,675	171	604	(5)	2,082	(77)

Net income - Adjusted	$12,190	$12,915	$15,181	$14,772	$15,315	$25,105	$31,844

Diluted EPS excluding merger and certain items	$0.33	$0.34	$0.41	$0.40	$0.41	$0.67	$0.85

Return on Average Assets excluding merger and certain items (Annualized)	0.97%	1.03%	1.22%	1.17%	1.21%	1.00%	1.26%
Return on Average Equity excluding merger and certain items (Annualized)	12.57%	13.06%	18.72%	16.07%	16.49%	12.82%	17.25%
Return on Average Tangible Equity excluding acquisition costs and certain items (Annualized)	24.56%	25.14%	45.58%	33.61%	34.33%	24.86%	36.19%

Efficiency ratio excluding certain items

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
Net interest income, tax equated	$32,661	$32,341	$33,494	$34,448	$35,273	$65,001	$72,648
Noninterest income	9,606	8,357	12,156	9,831	9,449	17,963	19,874
Net (gain) on loan sale	0	0	(915)	0	0	0	0
Net loss (gain) on asset/security sales	515	2,120	217	764	(6)	2,635	(97)

Net interest income and noninterest income adjusted	42,782	42,818	44,952	45,043	44,716	85,599	92,425
Noninterest expense less intangible amortization	25,773	26,351	26,394	26,991	25,163	52,124	54,976
Legal settlement expense	0	0	0	785	0	0	0
Employee severence	0	0	1,010	0	0	0	0
Acquisition related costs	0	0	452	268	442	0	4,755

Noninterest expense adjusted	25,773	26,351	24,932	25,938	24,721	52,124	50,221

Efficiency ratio excluding certain items	60.24%	61.54%	55.46%	57.58%	55.28%	60.89%	54.34%

Net interest margin excluding acquisition marks and PPP interest and fees

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
Net interest income, tax equated	$32,661	$32,341	$33,494	$34,448	$35,273	$65,001	$72,648
Acquisition marks	2,391	2,370	2,475	2,959	2,884	4,761	5,512
PPP interest and fees	1	1	1	1	2	2	3

Adjusted and annualized net interest income	121,076	119,880	124,072	125,952	129,548	120,476	134,266

Average earning assets	4,825,532	4,796,922	4,816,409	4,820,888	4,830,910	4,811,227	4,848,489

Less PPP average balances	171	213	229	247	277	192	271

Adjusted average earning assets	4,825,361	4,796,709	4,816,180	4,820,641	4,830,633	4,811,035	4,848,218

Net interest margin excluding marks and PPP interest and fees	2.51%	2.50%	2.58%	2.61%	2.68%	2.50%	2.77%